UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  February 29, 2008

EnerNOC, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33471	87-0698303
(State or Other Juris- diction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

75 Federal Street, Suite 300, Boston, Massachusetts		02110
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:  (617) 224-9900

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry into a Material Definitive Agreement.

On February 29, 2008, EnerNOC, Inc. (the “Company”) entered into Amendment No. 1 (the “Amendment”) to the Demand Response Resource Purchase Agreement by and between the Company and Southern California Edison Company (“SCE”), dated as of September 27, 2007 (the “Original Agreement”), with SCE.  Section 2.1 of the Original Agreement provides that, if approval of such Original Agreement by the California Public Utilities Commission was not received by February 29, 2008 (the “Outside Date”), then the Original Agreement would automatically terminate.  Pursuant to the terms of the Amendment, the Outside Date was extended until April 30, 2008.

The Company will file the Amendment as an exhibit to its Quarterly Report on Form 10-Q for the quarter ended March 31, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERNOC, INC.

Date: March 5, 2008	By:	/s/ Neal C. Isaacson
	Name:	Neal C. Isaacson
	Title:	Chief Financial Officer
(Principal Financial Officer)